Exhibit 5.1

John K. Baker
W. Christopher Barrier
Sherry P. Bartley
Steve Bauman
R. T. Beard, III
C. Douglas Buford, Jr.
Burnie Burner1
Frederick K. Campbell2
Michelle H. Cauley
Charles B. Cliett, Jr.3
Ken Cook
Elisabeth S. DeLargy4
Doak Foster2
Byron Freeland
Allan Gates2
Kathlyn Graves
Harold W. Hamlin
Jeffrey W. Hatfield
L. Kyle Heffley
Donald H. Henry

M. Samuel Jones III
John Alan Lewis
Walter E. May
Lance R. Miller
Stuart P. Miller
T. Ark Monroe, III2
Marshall S. Ney
Anne S. Parker
Larry Parks1
Lyn P. Pruitt
Christopher T. Rogers
Jeffrey L. Singleton
Derrick W. Smith2
Stan D. Smith
Marcella J. Taylor
Jeffrey Thomas2
Nicholas Thompson2
William H.L. Woodyard, III, P.A.
Walter G. Wright, Jr.
Leigh Anne Yeargan

425 West Capitol Avenue, Suite 1800 Little Rock, Arkansas 72201-3525 Telephone 501-688-8800 Fax 501-688-8807
Trav Baxter
Cory D. Childs
Courtney C. Crouch, III
9Annie Dai
Megan Gammill
5Jenny T. Garrett
Alex T. Gray
John K. Harriman
6Delena c. Hurst
Ben D. Jackson
Margaret A. Johnston
Tony Juneau
Christopher A. McNulty
Cristina S. Monterrey
Mary Rutherford
Jeffrey L. Spillyards
Zachary T. Steadman
Mary Catherine Wood

Counsel
Robert C. Balfe
7Heather M. Bell
8Catherine M. Corless
Jeffrey H. Dixon
9Jill Grimsley Drewyor
10Anton L. Janik, Jr.
11Bruce McCandless III
Todd L. Newton
Jennifer R. Pierce
12Julie M. Pomerantz
1Kathy Y. Reyes
13Barry G. Skolnick
1Tod D. Yeslow

Of Counsel
Joseph W. Gelzine
14Hermann Ivester
2H. Maurice Mitchell
John S. Selig
Jean D. Stockburger
Richard A. Williams

Writer’s Direct Dial 501-688-8800 December 4, 2009
1 Only Admitted in Texas
2 Admitted in District of Columbia and Arkansas
3 Admitted in Arizona, Texas and Arkansas
4 Only Admitted in Tennessee and Texas
5 Admitted in Louisiana and Arkansas
6 Admitted in Texas, Colorado and Arkansas
7 Admitted in California and Arkansas
8 Admitted in Tennessee and Arkansas
9 Admitted in Oklahoma and Arkansas
10 Admitted in Colorado and Arkansas
11 Only Admitted in New York,
Washington, D.C. and Texas
12 Only Admitted in Georgia and Texas
13 Only Admitted in New York
14 Admitted in the U.S. Patent
and Trademark Office and Arkansas
All Others Admitted Only in Arkansas

Board of Directors
P.A.M. Transportation Services, Inc.
297 West Henri De Tonti
Tontitown, Arkansas  72770

Re:	Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to P.A.M. Transportation Services, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a shelf Registration Statement on Form S-3 (the “Registration Statement”).  The Registration Statement is being filed under the Securities Act on the date hereof for the registration of (a) the following securities, to be offered and sold from time to time in one or more offerings by the Company, as more fully described in the Registration Statement:

(i)	common stock, par value $0.01 per share, of the Company;
(ii)	preferred stock, par value $0.01 per share, of the Company;
(iii)	rights of the Company; and
(iv)	warrants of the Company;

and (b) secondary shares of common stock, par value $0.01 per share, of the Company to be offered and sold from time to time in one or more offerings by the selling stockholder of the Company named in the prospectus constituting a part of the Registration Statement (collectively “the Securities”).

December 4, 2009

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In so acting we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) an executed copy of the Registration Statement, including the prospectus filed therewith constituting a part of the Registration Statement and the exhibits to the Registration Statement; (b) those exhibits that have been incorporated by reference to the Registration Statement; (c) the Certificate of Incorporation of the Company, as amended; (d) the Amended and Restated By-laws of the Company; (e) certain resolutions adopted by the Board of Directors of the Company with respect to the Registration Statement and the issuance of the Securities contemplated thereby, and (f) such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware and the federal laws of the United States.  We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

With respect to the Securities to be offered and sold by the Company, we have assumed that (i) the Securities will have been specifically authorized for issuance by the Board of Directors; (ii) any Securities issuable upon conversion, exchange, or exercise of any Securities being offered will have been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (iii) the Commission will have entered an appropriate order declaring effective the Registration Statement; (iv) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (v) all Securities will be offered and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement; (vi) a definitive purchase, underwriting, guarantee, or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

December 4, 2009

With respect to the issuance and sale of any capital stock by the Company, we have assumed that, at the time of issuance and sale, a sufficient number of shares of common and/or preferred stock are authorized and reserved or available for issuance and that the consideration for the issuance and sale of the capital stock will consist of cash, any tangible or intangible property or any benefit to the corporation, or any combination thereof, as approved by the Board of Directors or a committee thereof, and that such consideration is adequate.  We have also assumed that (i) with respect to Securities being issued upon conversion of any convertible preferred stock, the applicable convertible preferred stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities being issued upon exercise of any warrants, the applicable warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling, or other laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.           The shares of common stock of the Company to be offered by the selling stockholder have been duly authorized and are validly issued, fully paid and nonassessable.

2.           When issued upon the terms and conditions set forth in the Registration Statement and upon approval of the issuance and sale of the Securities consisting of capital stock, or any portion thereof, by the Board of Directors of the Company, such Securities will be validly issued, fully paid and nonassessable.

3.           With respect to any rights, when the terms of the rights and of their issuance and sale have been duly authorized by the Company, the applicable rights agreement has been duly authorized, executed and delivered by the parties thereto, and such rights have been duly executed and delivered in accordance with the applicable rights agreement and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement thereto, such rights will constitute valid and binding obligations of the Company.

4.           With respect to any warrants, when (i) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of such warrants, the terms, execution and delivery of any warrant agreement relating to the warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement has been duly authorized and validly executed and delivered; and (iii) such warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment of the consideration provided for therein, such warrants will constitute valid and binding obligations of the Company.

December 4, 2009

Our opinion represents the reasoned judgment of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., as to certain matters of law based upon facts presented to us or assumed by us and should not be considered or construed as a guaranty.  This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof.  Our opinion is subject to future changes in law or fact, and we disclaim any obligation to advise you of or update this opinion for any changes of applicable law or facts that may affect matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving this opinion and consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Yours very truly,
/s/ Mitchell, Williams, Selig,
Gates & Woodyard, P.L.L.C.

MITCHELL, WILLIAMS, SELIG,
GATES & WOODYARD, P.L.L.C.